Exhibit 99.1

Contact:
Melanie Nimrodi, Media Contact
312.546.3508
mnimrodi@frbir.com
At the Company:
Robert McNally / Jennifer Nelms
404.727.0971
FOR IMMEDIATE RELEASE
GeoVax Reports Progress On Its AIDS Vaccine Technology
ATLANTA, GA, July 7, 2008 – GeoVax Labs, Inc. (OTC BB: GOVX), an Atlanta based, publicly traded biopharmaceutical company specializing in the prevention and treatment of infectious diseases, today provided an operational update on the company’s progress towards entering Phase 2 preventative human clinical trial testing and plans to proceed into therapeutic human trials with its AIDS vaccine. Five successful human trials evaluating GeoVax AIDS vaccines have previously been reported.
Planned Phase 2 Human Clinical Trial for Prevention of AIDS
The Company’s Phase 2 trial, conducted by the U.S. National Institutes of Health (NIH) supported HIV Vaccine Trials Network (HVTN), will involve 225 healthy volunteers from the United States and South America, and will further evaluate the safety and immunogenicity of the GeoVax preventative vaccine (vaccine administered prior to infection with the HIV virus). In Phase 1 trials, both 1/10th dose and full dose of the GeoVax vaccine elicited anti-HIV T-cells, whereas the full dose was required to elicit good frequencies of antibody to the HIV Envelope glycoprotein. The larger Phase 2 human trial will broaden the base of safety and immunogenicity data for the full dose of the GeoVax AIDS vaccine with a view to protecting recipients from developing AIDS should they be exposed to the virus. The planned Phase 2 human clinical trial is currently scheduled to start early this fall, subject to FDA approval.
Preclinical Data for Use of Vaccine Technology as an AIDS Therapeutic
Human Clinical Trials in Planning Stages
GeoVax also announced summary data from a pilot study on therapeutic vaccination in simian immunodeficiency virus (SIV) infected non-human primates with the SIV prototype for the GeoVax AIDS vaccine. In this small pilot study, conducted by Dr. Amara at Emory University, two non-human primates were infected with SIV. At 12 weeks post SIV infection, conventional anti-viral drug therapy was given to the primates to reduce the viral RNA infection levels to very low levels creating a non progressor status for the primate. Then the SIV prototype vaccine for the GeoVax AIDS vaccine was administered. Six weeks following the final vaccination, anti-viral drug treatment was stopped and the animals were monitored to determine whether the vaccine could control the SIV infection during the absence of the drugs.
The outstanding results from the study revealed the vaccine controlling the infection in the absence of drugs. In one primate, the reduction in viral levels over pre-drug treatment and vaccination levels was 1000 times. In the other, the reductions in viral levels were 100 times. The excellent control of the
MORE

GeoVax Labs, Inc.
Add 1
virus infection in the absence of drug treatment was associated with the vaccine raising the types of CD4 and CD8 T cells that are found in the rare individuals who spontaneously control their HIV infections.
Based on these excellent results, planning for a therapeutic trial in infected and drug treated humans has been initiated. The intent of therapeutic vaccination is for the vaccine to “control” HIV virus levels in infected individuals to very low levels thus blocking the development of AIDS. Successful therapeutic AIDS vaccination programs with GeoVax vaccines would lead to reduction in the use of costly anti-HIV medications and their often harmful side effects.
Dr. Harriet Robinson, GeoVax Co-founder and Senior V.P. of Research and Development, commented, “I had not anticipated the extent of vaccine control that was achieved in the already infected non-human primates. These are highly promising results that need to be extended into infected humans to see if the vaccine can be used to reduce the need for taking drugs. The results also warrant more extended studies in already infected non-human primates to explore parameters that both limit and enhance the ability for a vaccine to displace the need for drugs.”
Dr. Robert McNally, CEO and President of GeoVax Labs, Inc., emphasized, “It is noteworthy to mention that the GeoVax AIDS vaccines being tested in the preclinical therapeutic trial is the same basic vaccine administered in the Company’s human trials testing for a preventative use of the vaccine, vaccinating people before infection to prevent the development of AIDS should they become infected. Thus, a “one for two” vaccine could be a breakthrough solution for the company and the world, saving millions of dollars in redundant development costs and years of testing time by utilizing safety data already achieved in Phase 1 preventative human trials. More important, time to market could be significantly reduced, saving lives much sooner than otherwise.”
Further, GeoVax’s management is pleased to report that the company is currently engaged in negotiations with a NIH sponsored trial network to administer, conduct and co-sponsor GeoVax’s Therapeutic human trial program. Management expects to receive approval for undertaking formal protocol development in the near future and will report more detailed plans accordingly.
“From an operational standpoint, we are very pleased with the overall progress of the company,” stated Dr. Robert McNally. “Progress with ongoing preventative vaccine trials and now the potential to address therapeutic use of the vaccine gives GeoVax an expanding role in the fight to control AIDS.”
About GeoVax Labs, Inc.
GeoVax Labs, Inc. is a biotechnology company, established to develop, manufacture, license and commercialize human vaccines for diseases caused by HIV-1 (Human Immunodeficiency Virus) and other infectious agents. GeoVax’s AIDS vaccine technology is the subject of 20 issued or filed patent applications. GeoVax AIDS vaccines are designed for use in uninfected people to prevent Acquired Immunodeficiency Disease (AIDS), caused by the virus known as HIV-1, should the person ever become infected. GeoVax AIDS vaccines also may be effective as therapeutics, treatment of people already infected with AIDS virus.
MORE

GeoVax Labs, Inc.
Add 2
GeoVax’s core AIDS vaccine technologies were developed by Dr. Harriet Robinson, Senior V.P. of Research and Development, through a collaboration of colleagues at Emory University’s Vaccine Center, the National Institutes of Health (NIH), The Centers for Disease Control and Prevention (CDC) and GeoVax.
GeoVax AIDS vaccines have moved forward in human clinical trials conducted by the HIV Vaccine Trials Network (HVTN) based in Seattle, Washington. The HVTN, funded through a cooperative agreement with the National Institutes of Health (NIH), is the largest worldwide clinical trials program dedicated to the development and testing of AIDS vaccines. Preclinical work enabling evaluation of GeoVax DNA and MVA vaccines was funded and supported by NIAID, which provided additional support to GeoVax AIDS vaccine development program with a $15 million IPCAVD grant awarded in late 2007.
Safe Harbor Statement: All statements in this news release, not statements of historical fact, are forward-looking statements. These statements are based on expectations and assumptions on the date of this press release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, but are not limited to, whether: GeoVax can develop and manufacture these vaccines with the desired characteristics in a timely manner, GeoVax’s vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent AIDS in humans, vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete vaccine development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, and other factors over which GeoVax has no control. GeoVax assumes no obligation to update these forward-looking statements, and does not intend to do so. Certain matters discussed in this news release are forward-looking statements involving certain risks and uncertainties including, without limitation, risks detailed in the Company’s Securities and Exchange Commission filings and reports.
* * * * * * * * * * * * * * *